Exhibit 16.1

November 28, 2006

Securities and Exchange Commission

Mail Stop 11-3

450 Fifth St NW

Washington DC 20549

Dear Sirs and Madams:

We have read Item 4.01 of the Current Report on Form 8-K, dated November 28, 2006, of Cathay Merchant Group, Inc. and we agree with the statements made.

/S/ PETERSON SULLIVAN PLLC

Seattle, Washington

Document ex16-1.htm